Exhibit 99.1

June 24, 2011

Dear Shareholder,

I would like to thank the many shareholders who attended our annual shareholder’s meeting last month.  We greatly appreciate the opportunity to exchange ideas and information with our shareholders and, simply put, it’s also a great time for fellowship among the Grayson National Bank family.  I believe this year, in particular, was especially meaningful in that we shared a great deal of information on the performance of the bank, the current state of community banking in general, ongoing economic challenges, and the many steps that we are taking to address these challenges and ensure the long-term safety and soundness of our bank.  While attendance at our meetings is always good, I understand that the majority of shareholders cannot be there so I wanted to summarize just a few of the major points discussed so that all shareholders will have the benefit of having received the information first hand.

As you are no doubt aware, the past several years have been difficult for the banking industry, as well as our local and national economies.  Locally, we have seen continuing high unemployment and a depressed real estate market and, like many other community banks, our recent financial results have been negatively impacted by the resulting weak loan demand and deterioration in asset quality.  Much like real estate, community banking can be said to be “local” and as such the performance of a community bank is very much reliant on the performance of its local economy.  Consider the fact that 87% of the bank’s loans are secured by real estate, all of which is located within our direct market area.  Now add to this a decrease in local real estate values of 30 to 40% by most estimates, with no clear indication of near-term improvement, and one can easily see how this would have a negative impact on the bank’s performance.  Decreased real estate values represent a direct decrease in the value of the bank’s primary source of collateral on most loans.  This ultimately contributes to greater charge-offs and increases in the required level of loan loss reserves, both of which have a negative impact on earnings.

While community banking is “local”, the precipitous decline in real estate values of the past few years has impacted much of the nation placing similar pressure on community banks everywhere.  This is evidenced by the fact that our earnings, though down from previous years, remain in line with the peer group average for community banks nationwide.  In 2010 our return on assets was 0.32% and our return on equity was 3.71%.  Bank Investment Group, LLC reported that for 2010 the 6,990 community banks nationwide with less than $1 billion in total assets had an average return on assets of 0.33% and an average return on equity of 2.98%.  So again, while earnings have been down, they reflect the trend of community banks in general, all of whom are dealing with the impact of the worst recession since the Great Depression.

Despite these challenges, the bank’s financial condition and capital position remain strong.  In today’s economic environment, it is more important than ever for us to sustain our current levels of capital to ensure the safety and soundness of our bank in the event that local market conditions further deteriorate, and to preserve our ability to capitalize on future opportunities.  In order to preserve regulatory capital, we have made the decision to suspend the payment of dividends on our common stock until earnings improve and our levels of nonperforming assets are reduced to a level that minimizes any ongoing risk to the bank’s capital position.  Obviously this was an extremely difficult decision to make.  We understand the hardship that this may present for our shareholders and it is not a decision taken lightly.  However, we recognize that our primary responsibility is to maintain the sound capital position of the bank and thereby protect your long-term value as a shareholder.  While we can’t predict the near-term direction of our economy, we do see this as a temporary situation and are focusing our efforts entirely on doing everything we can to reduce our level of nonperforming assets, to operate efficiently, and to restore earnings levels that will again support the payment of dividends as quickly as possible.

One major effort toward this end that we have already undertaken has been the completion of a significant organizational restructuring throughout the bank.  This restructuring started with the board of directors which has been reduced from twelve members down to nine.  The remaining directors elected to reduce all board and committee fees by 20% effective in May of this year.  Our executive management team was restructured as well with the appointment of four executive vice presidents in the positions of Chief Banking & Lending Officer, Chief Credit Officer, Chief Financial Officer, and Chief Operating Officer.  These officers, along with the President & Chief Executive Officer will comprise an executive management committee that is responsible for the overall direction, strategy and performance of the bank.

Among these executive vice presidents, the Chief Credit Officer is a newly created position and is represented by a new employee of the bank that I am very pleased to announce.  Becky Melton joined the bank on June 6 having spent the previous thirteen years working as a national bank examiner with the Office of the Comptroller of the Currency, our primary regulator.  In this capacity Becky had worked directly with the bank on many occasions in recent years so she already knows our bank very well and can “hit the ground running”.  Add to this experience the fact that Becky’s family is from Grayson County and she currently resides in Wythe County and you can understand why I believe she is the perfect fit for what will be a key role in the bank going forward.

Another important piece of our restructuring efforts is the establishment of a “special assets” team.  This team, under Becky’s direction, will be solely responsible for managing the bank’s nonperforming loans and foreclosed properties.  As a dedicated group they will be able to focus their efforts entirely on the resolution of nonperforming assets in the most cost effective and timely manner possible for the bank.   Shifting this responsibility away from our lenders also gives us the ability to refocus our lenders on their primary role of increasing revenue opportunities for the bank by aggressively seeking quality loans and cross-selling fee income services such as merchant services, investment services and mortgage services.  In challenging economic times, we have to be aggressive in our customer calling efforts, very competitive with rates and offer the very best customer service in our markets.

Our entry into the attractive Wytheville market is an excellent opportunity to positively impact our revenues by diversifying our customer base beyond the Twin Counties and Alleghany County where we already have a significant percentage of market share.  It is certainly a challenge to grow revenues in economies that are stagnating or contracting.  Fortunately, the economic and demographic factors in Wythe County support our excitement about the opportunities to reward our shareholders with new income sources.  We can only grow revenues in two primary ways; new income from existing customers and income from new customers, and for us, Wythe County is an exciting source of new customers.

As you can see, a lot has been happening at the bank of late and I realize that I can’t cover all the information presented at the annual meeting in a few short pages here, so as always I welcome you to stop by or give me a call with any questions or comments that you may have.  None of us are pleased by the current state of the economy and its impact on our bank.  However, we are responding aggressively to the challenges and, at the end of the day, I am confident the steps we are taking now will not only guide us through the downturn, but make us a much stronger competitor when conditions improve.

Thank you again for your continued support of Grayson Bankshares, Inc. and Grayson National Bank.

Jacky K. Anderson
President & CEO